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                                                                 EXHIBIT 23.B


                    CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-3, Amendments No. 1, 2, 4, 2, 4 and 4 to Registration Statements 333-51913, 333-08319, 033-63613, 033-28381, 002-95523
and 002-83903 respectively and related Prospectuses of Lehman Brothers Holdings Inc. (the "Company") and Lehman Brothers Inc. relating to the full and unconditional Guarantees by the Company of the $1,684,438,000 of issued and outstanding debt securities of Lehman Brothers Inc. and up to $1,795,000,000 of debt securities of Lehman Brothers Inc. to be sold from time to time and to the incorporation by reference therein of our report dated January 10, 2003 with respect to the consolidated financial statements and financial statement schedule of the Company included in its Annual Report on Form 10-K for the year ended November 30, 2002, filed with the Securities and Exchange Commission.

                                               /s/ Ernst & Young LLP

New York, New York
September 11, 2003